EXHIBIT INDEX

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.1     Consent of Independent Auditors for Retirement Advisor Variable
         Annuity(R).

10.2 Consent of Independent Auditors for Retirement Advisor Variable Annuity(R) - Band 3.

10.3 Consent of Independent Auditors for Retirement Advisor Advantage(R) Variable Annuity/Retirement Advisor Select Variable Annuity(R).

10.4 Consent of Independent Auditors for Retirement Advisor Advantage(R) Variable Annuity - Band 3.

15. Power of Attorney to sign Amendment to this Registration Statement, dated April 15, 2004.